Exhibit 99.1

Bandwidth Announces Third Quarter 2017 Financial Results

RALEIGH, N.C., Dec. 13, 2017 /PRNewswire/ — Bandwidth Inc. (NASDAQ: BAND), a software company focused on communications for the enterprise, today announced financial results for the third quarter ended September 30, 2017.

“During the third quarter, we continued to benefit from growing enterprise demand to embed voice and messaging into software applications. We believe we are at the early stages of voice becoming the next major user interface, and Bandwidth stands to play a key enabling role as this market shift plays out over the next decade,” stated David Morken, chief executive officer of Bandwidth. “The unique combination of our API platform and all IP network continues to resonate with enterprise customers, and it positions us well to capitalize on the multi-billion dollar market opportunity ahead of us.”

Morken continued, “The recent completion of our initial public offering was an important milestone for our company. It further increases the market’s awareness of Bandwidth and provides additional resources to execute our growth strategy.”

Third Quarter 2017 Financial Highlights

•	Revenue: Total revenue for the third quarter of 2017 was $41.3 million, compared to $38.6 million for the third quarter of 2016. Within total revenue, CPaaS revenue was $33.4 million, up 10% compared to $30.2 million for the third quarter of 2016. Other revenue contributed the remaining $7.9 million for the third quarter of 2017, compared to $8.4 million last year.

•	Gross Profit: Gross profit for the third quarter of 2017 was $18.8 million, compared to $17.1 million for the third quarter of 2016. Non-GAAP gross profit for the third quarter of 2017 was $19.9 million, compared to $18.3 million for the third quarter of 2016. Gross margin for the third quarter of 2017 was 45%, compared to 44% for the third quarter of 2016. Non-GAAP gross margin was 48% for the third quarter of 2017, compared to 47% for the third quarter of 2016.

•	Net Income: Net income from continuing operations attributable to common stockholders for the third quarter of 2017 was $1.4 million, or $0.11 per share, based on 13.3 million weighted average diluted shares outstanding. This compares to net income from continuing operations attributable to common stockholders of $3.5 million, or $0.27 per share, based on 12.8 million weighted average diluted shares outstanding for the third quarter of 2016.

Non-GAAP net income for the third quarter of 2017 was $2.2 million, or $0.15 per share, based on 15.0 million weighted average diluted shares outstanding. This compares to a non-GAAP net income of $3.7 million, or $0.25 per share, based on 14.6 million weighted average diluted shares outstanding for the third quarter of 2016.

•	Adjusted EBITDA: Adjusted EBITDA was $5.2 million for the third quarter of 2017, compared to $6.2 million for the third quarter of 2016.

•	Cash and Cash Flow: As of September 30, 2017, Bandwidth had cash and cash equivalents of $5.4 million and $38.5 million in debt. Subsequent to the end of the third quarter, Bandwidth closed its initial public offering of Class A common stock on November 14, 2017, which generated proceeds, net of underwriting discounts and commissions, to the Company of approximately $74.4 million, a portion of which was used to pay down all amounts outstanding under our term loan facility.

The Company generated $4.8 million in net cash provided by operating activities from continuing operations for the third quarter of 2017, compared to $2.2 million during the third quarter of 2016. The Company generated $2.7 million in free cash flow for the quarter, compared to $1.3 million for the third quarter of 2016.

Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how they are calculated are included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables.

Third Quarter 2017 Key Metrics

•	The number of active CPaaS customers were 918 as of September 30, 2017, an increase of 18% from 781 as of September 30, 2016.

•	The dollar-based net retention rate was 105% during the third quarter of 2017, compared to 112% during the third quarter of 2016 which primarily reflects our decision to curtail services to a competitor.

Financial Outlook

As of December 13, 2017, Bandwidth is providing guidance for its fourth quarter and full year 2017 as follows:

•	Fourth Quarter 2017 Guidance: CPaaS revenue is expected to be in the range of $34.2 million to $34.7 million. Total revenue is expected to be in the range of $41.4 million to $41.9 million. Non-GAAP EPS is expected to be in the range of $0.00 to $0.01 per share, using 17.8 million weighted average diluted shares outstanding.

•	Full Year 2017 Guidance: CPaaS revenue is expected to be in the range of $130.8 million to $131.3 million. Total revenue is expected to be in the range of $161.9 million to $162.4 million. Non-GAAP EPS is expected to be in the range $0.50 to $0.51 per share, using 16.1 million weighted average diluted shares outstanding.

Bandwidth has not reconciled its fourth quarter and full-year guidance related to non-GAAP net income to GAAP net income and non-GAAP EPS to GAAP EPS, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Quarterly Conference Call

Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the third quarter ended September 30, 2017. To access this call, dial (877) 407-0792 for the U.S. or Canada, or (201) 689-8263 for international callers. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through December 27, 2017, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13674079.

About Bandwidth, Inc.

Bandwidth (NASDAQ: BAND) is a software company focused on communications for the enterprise. Companies like Google, Skype, and Ring Central use Bandwidth’s APIs to easily embed voice, messaging and 9-1-1 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network—one of the largest in the nation. More information available at www.bandwidth.com.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the fourth quarter 2017 and full-year 2017, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our prospectus related to the initial public offering (IPO), filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on November 13, 2017 and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define non-GAAP gross profit as gross profit after adding back depreciation and amortization and stock-based compensation. We add back depreciation and amortization and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non- cash expenses, such as depreciation, amortization and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.

We define non-GAAP net (loss) income as net income adjusted for certain items affecting period to period comparability. Non-GAAP net (loss) income excludes stock-based compensation, change in fair value of stockholders’ antidilutive arrangement, amortization of acquired intangible assets related to the Dash acquisition, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, and estimated tax impact of above adjustments.

We define adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain income statement items including, but not limited to: income tax expense (benefit), interest expense, net, depreciation and amortization expense, stock-based compensation expense, impairment of intangible assets, loss (gain) from disposal of property and equipment, and change in fair value of financial instruments, including any change in shareholders’ anti-dilutive arrangements. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow provided by or used in operating activities from continuing operations, adjusted to include the acquisition of property, equipment and capitalized development costs for software for internal use. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.

Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	December 31, 2016	September 30, 2017
Assets
Current assets:
Cash and cash equivalents	$6,788	$5,366
Accounts receivable, net of allowance for doubtful accounts	16,838	18,702
Prepaid expenses and other current assets	4,416	6,157

Total current assets	28,042	30,225
Property and equipment, net	11,181	12,389
Intangible assets, net	8,482	7,853
Deferred costs, non-current	1,696	4,903
Other long-term assets	1,011	1,069
Goodwill	6,867	6,867
Deferred tax asset	12,694	9,244

Total assets	$69,973	$72,550

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$4,688	$2,518
Accrued expenses and other current liabilities	14,649	15,783

Current portion of deferred revenue and advanced billings	4,032	4,710

Line of credit, current portion	5,000	—
Current portion of long-term debt	2,100	2,849

Total current liabilities	30,469	25,860
Other liabilities, net of current portion	611	1,431
Deferred revenue, net of current portion	1,711	2,439
Long-term debt, net of current portion	37,738	35,501

Total liabilities	70,529	65,231
Redeemable convertible preferred stock	21,818	21,818
Commitments and contingencies
Stockholders’ deficit:
Class A and Class B common stock	12	12
Additional paid-in capital	9,356	10,661
Accumulated deficit	(31,742)	(25,172)

Total stockholders’ deficit	(22,374)	(14,499)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$69,973	$72,550

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(In Thousands, Except Share and per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Revenue	$38,603	$41,338	$113,373	$120,489
Cost of revenue	21,514	22,571	64,177	66,431

Gross profit	17,089	18,767	49,196	54,058

Operating expenses:
Research and development	2,390	2,771	6,157	7,862
Sales and marketing	2,418	3,128	6,876	8,099
General and administrative	7,899	9,797	23,571	25,691

Total operating expenses	12,707	15,696	36,604	41,652

Operating income	4,382	3,071	12,592	12,406

Other expense, net	(229)	(538)	(597)	(1,950)

Income from continuing operations before income taxes	4,153	2,533	11,995	10,456
Income tax provision	(137)	(899)	(406)	(3,886)

Income from continuing operations	4,016	1,634	11,589	6,570
Loss from discontinued operations, net of income taxes	(728)	—	(3,739)	—

Net income	$3,288	$1,634	$7,850	$6,570

Total comprehensive income, net of income tax	$3,288	$1,634	$7,850	$6,570

Earnings per share:
Income from continuing operations	$4,016	$1,634	$11,589	$6,570
Less: income allocated to participating securities	531	213	1,533	858

Income from continuing operations attributable to common stockholders	$3,485	$1,421	$10,056	$5,712

Income from continuing operations per share:
Basic	$0.30	$0.12	$0.86	$0.48
Diluted	$0.27	$0.11	$0.78	$0.42
Net income	$3,288	$1,634	$7,850	$6,570
Less: income allocated to participating securities	435	213	1,038	858

Net income attributable to common stockholders	$2,853	$1,421	$6,812	$5,712

Net income per share:
Basic	$0.25	$0.12	$0.59	$0.48
Diluted	$0.22	$0.11	$0.53	$0.42
Weighted average number of common shares outstanding:
Basic	11,600,189	11,828,657	11,643,664	11,814,045
Diluted	12,810,379	13,252,737	12,828,894	13,487,649

The Company recognized total stock-based compensation expense in continuing operations as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Cost of revenue	$17	$17	$45	$57
Research and development	30	38	108	100
Sales and marketing	37	54	142	124
General and administrative	161	503	804	821

Total	$245	$612	$1,099	$1,102

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2016	2017
Operating activities
Net income	$7,850	$6,570
Loss from discontinued operations, net of income taxes	3,739	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,768	4,272
Amortization of debt issuance costs	27	96
Stock-based compensation	1,099	1,102
Change in fair value of shareholders’ anti-dilutive arrangement	—	689
Deferred taxes	253	3,450
Loss on disposal of property and equipment	11	55
Changes in operating assets and liabilities:
Accounts receivable	(3,483)	(1,864)
Prepaid expenses and other assets	(1,421)	(1,470)
Deferred costs	(671)	(3,556)
Accounts payable	1,087	(2,170)
Accrued expenses and other liabilities	(1,598)	1,267
Deferred revenue and advance billings	1,066	1,405

Net cash provided by operating activities from continuing operations	12,727	9,846
Net cash used in operating activities from discontinued operations	(7,613)	—

Net cash provided by operating activities	5,114	9,846

Investing activities
Purchase of property and equipment	(2,688)	(2,323)
Capitalized software development costs	(1,537)	(2,586)

Net cash used in investing activities from continuing operations	(4,225)	(4,909)
Net cash used in investing activities from discontinued operations	(1,005)	—

Net cash used in investing activities	(5,230)	(4,909)

Financing activities
Borrowings on line of credit	40,200	4,000
Repayments on line of credit	(45,200)	(9,000)
Payments on capital leases	(81)	(49)
Repayments on term loan	—	(1,500)
Payment of debt issuance costs	(13)	—
Proceeds from issuances of common stock	932	174
Decrease in restricted cash	38	16

Net cash used in financing activities from continuing operations	(4,124)	(6,359)
Net decrease in cash and cash equivalents	(4,240)	(1,422)
Cash and cash equivalents, beginning of period	10,059	6,788

Cash and cash equivalents, end of period	$5,819	$5,366

Supplemental disclosure of cash flow information
Cash paid during the year for interest	571	1,346

Cash paid for taxes	$159	$691

Supplemental disclosure of noncash financing activities
Acquisition of equipment through capital leases	$132	$—

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and per Share Amounts)

(Unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin

Consolidated

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
	(In thousands)
Consolidated Gross Profit	$17,088	$18,767	$49,196	$54,058
Depreciation	1,155	1,161	3,513	3,245
Stock-based compensation	17	17	45	57

Non-GAAP Gross Profit	$18,260	$19,945	$52,754	$57,360

Non-GAAP Gross Margin	47%	48%	47%	48%

By Segment

CPaaS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
	(In thousands)
CPaaS Gross Profit	$12,052	$14,150	$33,324	$40,197
Depreciation	1,155	1,161	3,513	3,245
Stock-based compensation	17	17	45	57

Non-GAAP CPaaS Gross Profit	$13,224	$15,328	$36,882	$43,499

Non-GAAP CPaaS Gross Margin	44%	46%	42%	45%

There are no non-GAAP adjustments to gross profit for the Other segment.

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
	(In thousands)
Income from continuing operations	$4,016	$1,634	$11,589	$6,570
Income tax benefit	137	899	406	3,886
Interest expense, net	229	402	597	1,261
Depreciation	1,325	1,241	4,099	3,643
Amortization	222	210	669	629
Stock-based compensation	245	612	1,099	1,102
Loss on disposal of property and equipment	27	46	11	55
Change in fair value of shareholders’ anti-dilutive arrangement (1)	—	136	—	689

Adjusted EBITDA	$6,201	$5,180	$18,470	$17,835

(1)	Relates to an antidilutive agreement which allows certain principal non-founder shareholders the ability to purchase additional common shares.

Non-GAAP Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
	(in thousands, except share and per share amounts)
Net income	$3,288	$1,634	$7,850	$6,570
Stock-based compensation	245	612	1,099	1,102
Change in fair value of shareholders’ anti-dilutive arrangement (1)	—	136	—	689
Amortization related to acquisitions	130	130	390	390
Loss (gain) on disposal of property and equipment	27	46	11	55
Estimated tax effects of adjustments (2)	—	(351)	—	(852)

Non-GAAP net income	$3,690	$2,207	$9,350	$7,954

Non-GAAP net income per share, basic

Non-GAAP net income	$3,690	$2,207	$9,350	$7,954
Non-GAAP weighted average shares used to compute net income per share, basic	13,375,189	13,603,657	13,418,664	13,589,045
Non-GAAP net income per share, basic	$0.28	$0.16	$0.70	$0.59
Non-GAAP net income per share, diluted

Non-GAAP net income	$3,690	$2,207	$9,350	$7,954
Non-GAAP weighted average shares used to compute net income per share, diluted	14,585,379	15,027,737	14,603,894	15,262,649
Non-GAAP net income per share, diluted	$0.25	$0.15	$0.64	$0.52
Reconciliation of non-GAAP weighted average shares outstanding – basic (3)
GAAP weighted average shares used to compute net income per share attributable to common stockholders, basic	11,600,189	11,828,657	11,643,664	11,814,045
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	1,775,000	1,775,000	1,775,000	1,775,000

Non-GAAP weighted average shares used to compute net income per share, basic	13,375,189	13,603,657	13,418,664	13,589,045

Reconciliation of non-GAAP weighted average shares outstanding – diluted (3)
GAAP weighted average shares used to compute net income per share attributable to common stockholders, diluted	12,810,379	13,252,737	12,828,894	13,487,649
Add back
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	1,775,000	1,775,000	1,775,000	1,775,000

Non-GAAP weighted average shares used to compute net income per share, diluted	14,585,379	15,027,737	14,603,894	15,262,649

(1)	Relates to an anti-dilutive agreement which allows certain principal non-founder shareholders the ability to purchase additional common shares.
(2)	The Company had a full valuation allowance on its deferred tax assets until December 31, 2016.
(3)	Reflects proforma conversion of preferred stock; in connection with the initial public offering, the conversion of the 1,775,000 convertible preferred shares into shares of common stock occurred in the fourth quarter of 2017.

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
	(In thousands)
Net cash provided by operating activities from continuing operations	$2,174	$4,766	$12,727	$9,846
Net cash used in investing activities from continuing operations (1)	(857)	(2,114)	(4,225)	(4,909)

Free cash flow	$1,317	$2,652	$8,502	$4,937

(1)	Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.

CONTACT: Investor Contact: Seth Potter, ICR, Inc., for Bandwidth, 919-283-5993, ir@bandwidth.com